UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 31, 2003


                             HEALTHSOUTH Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

             1-10315                                  63-0860407
     (Commission File Number)              (IRS Employer Identification No.)


               One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
              (Registrant's Telephone Number, Including Area Code)

Item 5.   Other Events and Regulation FD Disclosure

         On March 31, 2003, HEALTHSOUTH Corporation issued the following press release:

                                                           FOR IMMEDIATE RELEASE
                                                                  March 31, 2003


                      HEALTHSOUTH ANNOUNCES BOARD ACTION ON
                RICHARD M. SCRUSHY; COMPANY TO SEEK NEW AUDITORS

BIRMINGHAM, Alabama - HEALTHSOUTH Corporation (OTC Pink Sheets: HLSH) announced today that its Board of Directors had, by unanimous vote of the outside directors, declared HEALTHSOUTH's Employment Agreement with Richard M. Scrushy null and void and removed him from his positions as Chairman of the Board and Chief Executive Officer. The Board's action was effective as of March 19, 2003, the date on which the Board placed Mr. Scrushy on administrative leave.

In a March 30 letter to Mr. Scrushy, Acting Chairman of the Board Joel C. Gordon advised Mr. Scrushy of the Board's action, under which Mr. Scrushy's rights to any payments, benefits or perquisites under his Employment Agreement were terminated as of that date. While, under applicable law, the Board is unable to remove Mr. Scrushy as a director of the company, the letter to Mr. Scrushy also requested that he resign as a director of HEALTHSOUTH. The letter further advised him that, in the event that the company is required to restate its financial statements for any prior period as a result of misconduct, Mr. Scrushy would be required under the Sarbanes-Oxley Act to forfeit to the company any bonuses or other incentive-based or equity based compensation and any profits from the sale of HEALTHSOUTH securities received during the twelve-month period following the filing of any such financial statements. The company has reserved all of its rights against Mr. Scrushy, and is committed to full cooperation with all pending investigations by governmental authorities.

In addition, the Audit Committee of the Board of Directors has determined to replace Ernst & Young LLP as HEALTHSOUTH's independent auditors. The company expects to make the transition to a new independent auditor as soon as possible.

As previously announced, the Board has engaged the turnaround advisory firm of Alvarez & Marsal Inc., to manage all finance and administrative functions for HEALTHSOUTH. Bryan P. Marsal, a founding managing director of the firm, has been appointed Chief Restructuring Officer of the company. Mr. Marsal and his team have begun work and are immediately implementing measures to stabilize the company's operations, conserve its cash and reduce costs, including evaluating the sale of non-core assets, without disrupting patient care services. As also previously announced, the Board has engaged PriceWaterhouseCoopers to provide forensic auditing services to the Board's Special Audit Review Committee and has engaged Skadden, Arps, Slate, Meagher & Flom LLP as lead coordinating legal counsel to assist it in corporate, restructuring and litigation matters.

HEALTHSOUTH is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations in all 50 states, the United Kingdom, Australia, Puerto Rico, Saudi Arabia and Canada. HEALTHSOUTH can be found on the Web at www.HEALTHSOUTH.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HEALTHSOUTH 's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in this press release and in the public filings made by HEALTHSOUTH with the Securities and Exchange Commission, including HEALTHSOUTH's Annual Report on Form 10-K for the year ended December 31, 2001 and its Quarterly Reports on Form 10-Q, and forward-looking statements contained in this press release or in other public statements of HEALTHSOUTH or its senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

                                      ###

    For more information, contact:

    Media                                    Investors
    -----                                    ---------
    Ernie Knewitz                            Susan Noonan or David Walsey
    Euro RSCG Life NRP                       Euro RSCG Life NRP
    205-410-2777                             205-969-7559


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HEALTHSOUTH CORPORATION

                                       By:        /s/ WILLIAM W. HORTON
                                         ---------------------------------------
                                                  William W. Horton
                                                  Executive Vice President
                                                  and Corporate Counsel

         Dated: March 31, 2003